                                                                    EXHIBIT 12.1

Computation of Ratio of Earnings to Fixed Charges

Year Ended December 31 (Dollars in Millions)                                    1995       1994        1993       1992       1991
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
Earnings
1. Net income from continuing operations before cumulative effect.......    $  568.1   $  313.5    $  360.7   $  213.0   $  263.4
2. Applicable income taxes..............................................       334.3      191.8       198.6      115.7       30.3
                                                                            -----------------------------------------------------
3. Income before taxes (1 + 2)..........................................    $  902.4   $  505.3    $  559.3   $  328.7   $  293.7
                                                                            -----------------------------------------------------
4. Fixed charges
   a. Interest expense excluding interest on deposits...................    $  398.3   $  271.4    $  148.0   $  155.4   $  228.3
   b. Portion of rents representative of interest and amortization
      of debt expense...................................................        29.0       30.2        34.8       36.7       34.4
                                                                            -----------------------------------------------------
   c. Fixed charges excluding interest on deposits (4a + 4b)............       427.3      301.6       182.8      192.1      262.7
   d. Interest on deposits..............................................       706.7      597.3       648.3      797.7    1,125.9
                                                                            -----------------------------------------------------
   e. Fixed charges including interest on deposits (4c + 4d)............    $1,134.0   $  898.9    $  831.1   $  989.8   $1,388.6
                                                                            -----------------------------------------------------
5. Amortization of interest capitalized.................................    $    --    $    --     $    --    $     .3   $     .3
6. Earnings excluding interest on deposits (3 + 4c + 5).................     1,329.7      806.9       742.1      521.1      556.7
7. Earnings including interest on deposits (3 + 4e + 5).................     2,036.4    1,404.2     1,390.4    1,318.8    1,682.6
8. Fixed charges excluding interest on deposits (4c)....................       427.3      301.6       182.8      192.1      262.7
9. Fixed charges including interest on deposits (4e)....................     1,134.0      898.9       831.1      989.8    1,388.6

Ratio of Earnings to Fixed Charges
10. Excluding interest on deposits (line 6/line 8)......................        3.11       2.68        4.06       2.71       2.12
11. Including interest on deposits (line 7/line 9)......................        1.80       1.56        1.67       1.33       1.21
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

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

Year Ended December 31 (Dollars in Millions)                                    1995       1994        1993       1992       1991
---------------------------------------------------------------------------------------------------------------------------------
Earnings
1. Net income from continuing operations before cumulative effect.......    $  568.1   $  313.5    $  360.7   $  213.0   $  263.4
2. Applicable income taxes..............................................       334.3      191.8       198.6      115.7       30.3
                                                                            -----------------------------------------------------
3. Income before taxes (1 + 2)..........................................    $  902.4   $  505.3    $  559.3   $  328.7   $  293.7
                                                                            -----------------------------------------------------
4. Fixed charges and preferred dividends:
   a. Interest expense excluding interest on deposits...................    $  398.3   $  271.4    $  148.0   $  155.4   $  228.3
   b. Portion of rents representative of interest and amortization
      of debt expense...................................................        29.0       30.2        34.8       36.7       34.4
                                                                            -----------------------------------------------------
   c. Fixed charges excluding interest on deposits (4a + 4b)............       427.3      301.6       182.8      192.1      262.7
   d. Interest on deposits..............................................       706.7      597.3       648.3      797.7    1,125.9
                                                                            -----------------------------------------------------
   e. Fixed charges including interest on deposits (4c + 4d)............    $1,134.0   $  898.9    $  831.1   $  989.8   $1,388.6
                                                                            -----------------------------------------------------
   f. Preferred stock dividends.........................................    $    7.5   $   12.6    $   29.2   $   31.6   $   28.8
   g. Effective tax rate (2/3)..........................................       37.05%     37.96%      35.51%     35.20%     10.32%
   h. Preferred dividend factor on pretax basis (4f/(100%-4g))..........    $   11.9   $   20.3    $   45.3   $   48.8   $   32.1
5. Amortization of interest capitalized.................................         --         --          --          .3         .3
6. Earnings excluding interest on deposits (3 + 4c + 5).................     1,329.7      806.9       742.1      521.1      556.7
7. Earnings including interest on deposits (3 + 4e + 5).................     2,036.4    1,404.2     1,390.4    1,318.8    1,682.6
8. Fixed charges and preferred dividends excluding interest on
    deposits (4c + 4h)..................................................       439.2      321.9       228.1      240.9      294.8
9. Fixed charges and preferred dividends including interest on
    deposits (4e + 4h)..................................................     1,145.9      919.2       876.4    1,038.6    1,420.7

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends:
10. Excluding interest on deposits (line 6/line 8)......................        3.03       2.51        3.25       2.16       1.89
11. Including interest on deposits (line 7/line 9)......................        1.78       1.53        1.59       1.27       1.18
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